UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159644	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2009, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of May 14, 2009, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of May 29, 2009, Amendment No. 2 to Agreement and Plan of Reorganization, dated as of July 8, 2009, and Amendment No. 3 to Agreement and Plan of Reorganization, dated as of July 28, 2009, by and among Alternative Asset Management Acquisition Corp. (“AAMAC”), the Company, then a wholly-owned subsidiary of AAMAC, AAMAC Merger Sub, Inc., then a wholly-owned subsidiary of the Company, Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of the Great American Members, the Great American Members contributed all of their membership interests of Great American to the Company (the “Contribution”) and concurrently, AAMAC merged with and into Merger Sub (the “Merger” and, together with the Contribution, the “Acquisition”). As a result of the Acquisition, Great American and AAMAC became wholly-owned subsidiaries of the Company.

This Current Report on Form 8-K is being filed to furnish the financial statements described under Item 9.01 below. The information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	EXHIBITS

The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Unaudited Condensed Consolidated Financial Statements of Great American Group, LLC and Subsidiaries as of June 30, 2008 and December 31, 2008 and for the three and six months ended June 30, 2009 and 2008

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2009	GREAT AMERICAN GROUP, INC.

	By:	/s/ Paul S. Erickson
	Name:	Paul S. Erickson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Condensed Consolidated Financial Statements of Great American Group, LLC and Subsidiaries as of June 30, 2008 and December 31, 2008 and for the three and six months ended June 30, 2009 and 2008*

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements*

*	Furnished herewith